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                                                                    EXHIBIT 23.4



                                    CONSENT



To the Board of Directors of
Ceridian Corporation:



    We hereby consent to the use of the form of our opinion as an exhibit to the Registration Statement on Form S-4 filed by Ceridian Corporation in connection with the merger of Convoy Acquisition Corp. with and into Comdata Holdings Corporation and the reference to our firm under "Legal Matters" in the Prospectus comprising a part of the Registration Statement.



    By giving the foregoing consent, we do not admit that we come within the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder.



                                          /s/ Reboul, MacMurray, Hewitt, Maynard
                                          & Kristol



November 6, 1995